Form 10-K, Exhibit 13
period 2002-12-31
NORFOLK SOUTHERN CORP
filed 2003-02-24
CIK 702165

EXHIBIT 99(a), Page 1 of 1

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I certify, to the best of my knowledge, that the Annual Report on Form 10-K for the year ended December 31, 2002 of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form

10-K fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:

/s/ David R. Goode

David R. Goode

Chairman, President and Chief Executive Officer

Norfolk Southern Corporation

Dated: February 21, 2003

I certify, to the best of my knowledge, that the Annual Report on Form 10-K for the year ended December 31, 2002 of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form

10-K fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:

/s/ Henry C. Wolf

Henry C. Wolf

Vice Chairman and Chief Financial Officer

Norfolk Southern Corporation

Dated: February 21, 2003