Form 10-K, Exhibit 13
period 2010-12-31
NORFOLK SOUTHERN CORP
filed 2011-02-17
CIK 702165

Exhibit 99

Form Last Updated by the NYSE on January 4, 2010

NYSE Regulation

Domestic Company
  Section 303A
  Annual CEO Certification

As the Chief Executive Officer of Norfolk Southern Corporation (NSC), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company's Domestic Company Section 303A Annual Written Affirmation.

This certification is:

[X]	Without qualification
or
[ ]	With qualification

By:   /s/   Charles W. Moorman

Print Name: Charles W. Moorman
Title: Chairman, President and CEO
Date: Jun 14, 2010

Note:   THE NYSE WILL NOT ACCEPT IF RETYPED, MODIFIED OR IF ANY TEXT IS DELETED.   If you have any questions regarding applicability to your Company's circumstances, please call the Corporate Governance department prior to submission.